UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 3, 2021

(Date of earliest event reported)

NUNZIA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0442090 (I.R.S. Employer Identification No.)
1627 West 14th Street, Long Beach, California	90813
(Address of principal executive offices)	(Zip Code)

(714) 609 9117

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 21,2020, Nunzi Pharmaceutical (the “Company”) entered into a License Agreement (“Agreement”)

with Michael Mtsunaga. Under the terms of the Agreement, the Company has the exclusive license to use the following items of intellectual property: IV BLOOD WARMING SYSTEM that is adaptable to handle many of the procedures that are performed in the medical field for the prevention of hypothermia. Medical research has shown that there is a large and growing need for a small, portable fluid warmer to combat the occurrence of hypothermia in the medical and paramedical fields. Recognizing this critical need.The IV Fluid Warmer is a portable,reusable 110V

AC-powered IV warmer product that will preheat intravenous solutions at the point of infusion. It has an output temperature range of 37°C to 41°C. The system shuts off automatically at 44°C to prevent overheating of the unit. The fluid warmer contains a disposable cartridge that can be recycled or returned for disposal.

The device is UL and FDA approved and PATENT No.6,788,885 B2

The Company agreed to issue 3,000,000 shares of common stock and pay a 2% fee of gross sales from use of the patent.

The duration of the agreement is for an initial period of five years commencing on August 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUNZIA PHARMACEUTICAL COMPANY

By: /s/ Michael Mitsunaga
Michael Mitsunaga President

Dated: August 3,2021